Exhibit 99. 2
SpinVox Limited
Consolidated Financial Statements
31 December 2008 and 31 December 2007

SpinVox Limited
Consolidated financial statements
for the years ended 31 December 2008 and 2007

Independent auditors’ report to the members of SpinVox Limited
We have audited the accompanying consolidated balance sheets of SpinVox Limited (the “Company”) as of 31 December 2008 and 2007, and the related consolidated statements of operations, consolidated statements of recognised income and expense, consolidated statements of changes in equity and consolidated cash flow statements for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of 31 December 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
As discussed in Note 2 to the financial statements, the Company changed its revenue recognition policy in 2008.
/s/ DELOITTE LLP
London, United Kingdom
30 December 2009

SpinVox Limited
Consolidated statements of operations
Years ended 31 December 2008 and 31 December 2007

			2007
			Restated
		2008	(see note 2)
	Note	£’000	£’000
Continuing operations
Revenue	5,6	3,692	1,038
Service provision costs		(27,436)	(11,489)
Research and development		(10,368)	(7,324)
Sales and marketing		(12,625)	(11,244)
Administrative expenses		(16,524)	(8,140)

Operating expenses		(66,953)	(38,197)

Operating loss	7	(63,261)	(37,159)
Investment income	9	751	97
Finance costs	10	(2,645)	(790)

Loss before tax		(65,155)	(37,852)

Tax	11	1,541	518

Loss for the year		(63,614)	(37,334)

The accompanying notes are part of the consolidated financial statements.

SpinVox Limited
Consolidated statements of recognised income and expense
Years ended 31 December 2008 and 31 December 2007

			2007
			Restated
		2008	(see note 2)
	Note	£’000	£’000
Exchange differences on translation of foreign operations recognised directly in equity		(69)	9
Loss for the year		(63,614)	(37,334)

Total recognised income and expense for the year attributable to equity holders of the parent	20	(63,683)	(37,325)

The accompanying notes are part of the consolidated financial statements.

SpinVox Limited
Consolidated statements of changes in equity
For the 12 month periods ended 31 December 2008 and 2007

					Deficit
					attributable
					to equity
					shareholders
				Accumulated	of the
				Deficit	parent
	Share	Share	Warrant	Restated	Restated
	Capital	Premium	Reserve	(see note 2)	(see note 2)
	£000’s	£000’s	£000’s	£000’s	£000’s

As at 31 December 2007	3,359	27,284	444	(45,640)	(14,553)

Loss for the period				(63,614)	(63,614)
Shares issued	1,314	49,830			51,144
Exchange differences on translation of foreign operations recognised directly in equity				(69)	(69)
Share-based payment expense				2,594	2,594

As at 31 December 2008	4,673	77,114	444	(106,729)	(24,498)

					Deficit
					attributable
					to equity
					shareholders
				Accumulated	of the
				Deficit	parent
	Share	Share	Warrant	Restated	Restated
	Capital	Premium	Reserve	(see note 2)	(see note 2)
	£000’s	£000’s	£000’s	£000’s	£000’s

As of 31 December 2006	2,852	16,785	28	(14,945)	4,720

Loss for the period				(36,315)	(36,315)
Shares issued	507	10,499			11,006
Warrants Issued			422		422
Transfers			(6)	6	—
Exchange differences on translation of foreign operations recognised directly in equity				9	9
Share-based payment expense				6,624	6,624

As of 31 December 2007 as previously reported	3,359	27,284	444	(44,621)	(13,534)
Restatement for revenue recognition (see note 2)	—	—	—	(1,019)	(1,019)

As of 31 December 2007 as restated	3,359	27,284	444	(45,640)	(14,553)

The accompanying notes are part of the consolidated financial statements

SpinVox Limited
Consolidated balance sheets
As of 31 December 2008 and 31 December 2007

			2007
			Restated
		2008	(see note 2)
	Note	£’000	£’000
Non-current assets
Intangible assets	12	2,678	3,690
Property, plant and equipment	13	2,352	2,027
Other receivables		272	150

		5,302	5,867
Current assets
Trade and other receivables	15	5,376	2,583
Cash and cash equivalents	15	1,070	1,683

		6,446	4,266

Total assets		11,748	10,133

Current liabilities
Trade and other payables	18	(19,331)	(8,159)
Borrowings	16	(15,447)	(53)
Obligations under finance leases	17	(841)	(557)

		(35,619)	(8,769)

Non-current liabilities
Borrowings	16	(77)	(15,260)
Obligations under finance leases	17	(550)	(657)

		(627)	(15,917)

Total liabilities		(36,246)	(24,686)

Net liabilities		(24,498)	(14,553)

Equity
Share capital	19	4,673	3,359
Share premium account		77,114	27,284
Warrant reserve	20	444	444
Accumulated deficit	20	(106,729)	(45,640)

Deficit attributable to equity shareholders of the parent	20	(24,498)	(14,553)

During the year the equity reserve was combined with the accumulated deficit (see note 20).
The accompanying notes are part of the consolidated financial statements

SpinVox Limited
Consolidated cash flow statements
Years ended 31 December 2008 and 31 December 2007

		2008	2007
	Note	£’000	£’000
Net cash absorbed by operating activities	21	(45,128)	(24,296)

Investing activities
Purchases of property, plant and equipment		(1,910)	(929)
Purchase of computer software		(272)	(431)
Development costs capitalised		(1,924)	(2,452)
Interest received		751	97

Net cash used in investing activities		(3,355)	(3,715)

Financing activities
Repayments under finance leases		(1,050)	(667)
Repayments of borrowings		(2,477)	(40)
Net proceeds from new loans		253	14,664
Net proceeds on issue of shares		51,144	11,006
Proceeds on issue of warrants		—	422

Net cash from financing activities		47,870	25,385

Net decrease in cash and cash equivalents		(613)	(2,626)

Cash and cash equivalents at beginning of year		1,683	4,309

Cash and cash equivalents at end of year		1,070	1,683

The accompanying notes are part of the consolidated financial statements.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
1.	General information

SpinVox Limited (“SpinVox” or the “Company”) is incorporated in England & Wales under the Companies Act 1985 and domiciled in the United Kingdom. The Company is a wholly owned subsidiary of Foxtrot Acquisition Limited, a company incorporated in the Cayman Islands. The nature of the Company’s operations and its principal activities are the development of technology to enable conversion of voice to text and the sale of this capability through the provision of services.

These financial statements are presented in pounds sterling because that is the functional currency of the Company. Foreign operations are included in accordance with the policies set out in note 2.

At the date of authorisation of these financial statements, the following standards and interpretations which have not been applied in these financial statements were in issue but not yet effective:

IAS 23 (Revised) Borrowing costs

IAS 27 (Revised) Consolidated and separate financial statements

Amendment to IAS 32 Financial Instruments: Presentation

Amendment to IAS 38 — Intangible assets

Amendment to IAS 39 Financial Instruments: Recognition and Measurement

Amendment to IFRS 1 First time adoption of International Financial Reporting Standards

Amendment to IFRS 2 Share based payment

Amendment to IAS 27 (Revised) Consolidated and separate financial statements costs

IFRS 3 (Revised) Business combinations

IFRS 8 Operating Segments

IFRIC 13 Customer loyalty programmes

IFRIC 15 Arrangements for the construction of real estate

IFRIC 16 Hedges of a net investment in a foreign operation

IFRIC 17 Distributions of non cash assets to customers

IFRIC 18 Transfer of assets from customers

The directors anticipate that the adoption of these standards and interpretations in future periods will not have a material impact on the financial statements of the Company.

These financial statements do not constitute the Company’s statutory accounts for the year ended 31 December 2008 as defined by Section 240 of the Companies Act 1985. A copy of the statutory accounts has been delivered to the Registrar of Companies. The Auditors have reported on those accounts. Their audit report was qualified in respect of the disclosure of amounts due to/from directors and the disclosure of directors’ and employees’ remuneration as required by the Companies Act and contained statements under s237(2) and s237(3) of the Companies Act 1985.

These financial statements were approved by the Board of Directors on 30 December 2009 and were authorised for issue.
2.	Accounting policies

Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB).

The financial statements have been prepared on the going concern basis as described in note 4 and on the historic cost basis except for the treatment of certain financial instruments and share based payments expense, as required by International Financial Reporting Standards. The principal accounting policies are set out below.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
2.	Accounting policies (continued)

Basis of consolidation

The consolidated financial statements include the results, cash flows and assets and liabilities of the Company and the enterprises under its control (its subsidiaries). Control is defined as the ability to govern the financial and operating policies of an investee enterprise so as to obtain benefit from its activities. All intra-Company transactions, balances, income and expenses are eliminated on consolidation.

Change in presentation of statement of operations

In preparing these financial statements for the year ended 31 December 2008 the directors concluded that a more useful presentation for the statement of operations would be to present a further analysis of categories of expenditure by function, and accordingly the prior period has been reclassified to conform to the 2008 presentation. Service provision costs are the equivalent of the Company’s cost of sales and mainly include such costs as direct labour and information technology related costs of service provisioning.

Change in accounting policy — revenue from integration services

In prior years integration revenues were recognised as the service was delivered based upon management’s estimate of the fair value of services delivered. The Company has changed its policy so that amounts attributed to integration services are recognised as revenue over the expected term of the customer relationship.

Having performed a review of accounting policies of comparable businesses in the industry, the directors believe that the new policy is better suited to the Company’s business activities and results in financial statements that provide more reliable and relevant information to the shareholders and other users of the financial statements.

The change in policy had no impact on the accumulated deficit as at 1 January 2007. The impact of this change on revenue and the loss for the current period and the comparative period is set out below:

	2008	2007
	£’000	£’000
Prior accounting policy:
Revenue	3,480	2,057
Loss for the year	(63,826)	(36,315)
New accounting policy:
Revenue	3,692	1,038
Loss for the year	(63,614)	(37,334)
Presentation of statement of changes in equity

IAS1 (Revised) Presentation of financial statements has been adopted in these financial statements. Accordingly, a statement of changes in equity has been presented as a primary statement.

Revenue recognition

Revenue is recognised when the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the entity and the costs incurred can be measured reliably. Revenue is measured at the fair value of the consideration received or receivable and represents amounts earned for services provided in the normal course of business, net of trade discounts, sales incentives, VAT and other sales related taxes.

The Company mainly enters into contracts with customers to provide voice to screen conversion services. Contracts typically have a term of one to three years, although some contracts include provision for automatic renewal at the same pricing or are cancellable part way through the initial term.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
2.	Accounting policies (continued)

Revenue recognition (continued)

The Company earns revenues from integration services, including the initial integration of SpinVox’s system with the customer’s network infrastructure and the provision of capacity on SpinVox’s system, and through conversion services. Revenues for integration services are not unbundled, but are recognised over the expected term of the relationship and revenues for conversion services are recognised as the services are performed.

The Company makes cash payments to certain of its customers in connection with the use of the Company’s services. Amounts are generally payable upon the achievement of volume or profitability targets or to cover some or all of the marketing costs incurred by the customer in promoting the SpinVox service. All such amounts are offset against revenue. Amounts payable in respect of marketing costs are expensed as incurred. Amounts payable to provide services to the customer are recognised as an intangible asset. This intangible asset is amortised over the expected term of the contract in proportion to estimated gross revenue and offset against revenue.

These estimates are updated each reporting period to reflect the latest information available to management. Any changes in estimate are accounted for in the period in which the estimate is changed.

All service provision costs are expensed as incurred.

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Operating lease rentals are charged to the income statement on a straight-line basis over the term of the lease.

Assets held under finance leases are recognised as assets at the lower of their fair value and the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to the statement of operations.

Foreign currencies and treasury

In preparing the financial statements of the individual companies that comprise the Company, transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transactions. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the balance sheet date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences are recognised in the statement of operations.

On consolidation, income statements of foreign operations are translated into sterling at monthly average rates which approximate to the actual rate for the relevant accounting periods. Assets and liabilities are translated at exchange rates ruling at the balance sheet date. Exchange differences are taken to reserves.

An intra-Company monetary item for which settlement is neither planned nor likely to occur in the foreseeable future is, in substance, a part of the Company’s net investment in the foreign operation. Exchange differences arising on these types of monetary items that forms part of the Company’s net investment in a foreign operation and is recognised in equity.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
2.	Accounting policies (continued)

Taxation

The tax charge represents the sum of the current tax payable and deferred tax.

The current tax position is based on the taxable profit or loss for the year. The Company’s assessment for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiary undertakings except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Research and development tax credits are recognised in the year in which the related costs are incurred to the extent the directors believe these costs will qualify for a tax credit under current legislation.

Property, plant and equipment

Property, plant and equipment is shown at historical cost, net of accumulated depreciation and any provision for impairment. Depreciation is provided at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life as follows:

Office fixtures and computer equipment and motor vehicles — between 2 and 3 years

Assets held under finance leases are depreciated over their expected useful lives on the same basis as equivalent owned assets or, where shorter, over the term of the relevant lease.

Intangible assets

Intangible assets, which include patents, licences, capitalised software expenditure and capitalised development costs are stated at cost less accumulated amortisation and impairment losses. Amortisation is provided over the useful life of the asset as follows:

Patents and trademarks — 10 years, straight line

Software — 2 to 3 years, straight line

Payments for right to provide services — over expected contract term based on a prudent estimate of gross revenues.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
2.	Accounting policies (continued)

Research and development

Expenditure on research activities is charged as an expense in the period in which it is incurred. Development costs which are expected to generate probable future economic benefits are capitalised in accordance with IAS 38 “Intangible Assets” if the following recognition criteria are met:
•	the technical feasibility of completing the asset so that it will be available for use has been achieved,

•	the Company has the intention to complete the asset and use it,

•	it is probable that the asset will generate future economic benefits,

•	the Company has the ability to use or sell the intangible asset,

•	adequate technical, financial and other resources are available to the Company to complete the developments and to use the asset; and

•	the development cost of the asset can be measured reliably.
Any capitalised development costs are amortised on a straight-line basis over their useful economic lives which are on average estimated to be around two years. All other development expenditure is charged to the statement of operations in the period in which it is incurred.

The majority of capitalised development costs relate to the development of the core Voice Message Conversion System.

Impairment of tangible and intangible assets

At each balance sheet date and whenever there is an indication that an asset may be impaired, the Company reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. The recoverable amount is the higher of fair value less costs to sell and value in use. Value in use is calculated by discounting the expected future cash flows using a discount rate commensurate with the risk associated with the asset assessed for impairment.

Financial instruments

Financial assets and financial liabilities are recognised in the Company’s balance sheet when the Company becomes a party to the contractual provisions of the instrument.

Trade receivables

Trade receivables are measured at fair value with appropriate allowances for estimated irrecoverable amounts recognised in the income statement.

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand and demand deposits, and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of change in value.

Borrowings

Interest-bearing loans and overdrafts are recorded at the proceeds received, net of direct issue costs. Where there are contemporaneous transactions entered into by the Company with the same party, the component parts are classified separately as financial liabilities and equity in accordance with the contractual arrangement. At the date of issuance, the fair value of the liability component is estimated using the relevant market interest rate. The amount is recorded as a liability using the effective interest method until its maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the transaction as a whole. The remaining proceeds are further allocated between any separable elements of equity based on the fair value of each instrument.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
2.	Accounting policies (continued)

Financial instruments (continued)

Finance charges, including premiums payable on settlement or redemption and direct issue costs, are accounted for on an accruals basis in the income statement using the effective interest method and are added to the carrying amount of the instrument to the extent that they are not settled in the period in which they arise. The Company does not capitalise any interest with respect to bank borrowings.

Trade payables

Trade payables are initially measured at fair value.

Equity instruments and financial liabilities

These are classified according to the substance of the contractual arrangement entered into. Equity instruments and financial liabilities issued by the Company are recorded at fair value, net of direct issue costs.

Derivative financial instruments and hedge accounting

The Company does not enter into derivative financial instruments outside of those instruments considered to be derivatives included in its normal financing arrangements, nor does the Company enter into derivative instruments for speculative trading purposes. The Company has not entered into any derivative instruments to which it applies hedge accounting.

Share-based payments

The Company operates a number of equity-settled share-based payment schemes under which share options are issued to certain employees. The fair value determined at the grant date of the option is expensed on a straight-line basis over the vesting period.

For schemes that include non-market based conditions or no conditions, a “true-up” model is applied to the expense at each reporting date based on the expected number of shares that will eventually vest. Fair value is measured by use of a Black-Scholes model which takes into account exercise price, fair market value of share price at date of grant, expected life, expected volatility of the share price, risk free interest rate and the expected dividend yield.

Provisions and contingent liabilities

Provisions are recognized when the Company has a present obligation, legal or constructive, as a result of a past event, and it is probable that the Company will be required to settle that obligation. Provisions are measured at the management’s best estimate of the expenditure required to settle that obligation at the balance sheet date, and are discounted to present value where the effect is material.

A contingent liability is disclosed where it is probable or possible that a present obligation may exist but that the outflow cannot be reliably estimated.

3.	Critical accounting judgements and key sources of estimation uncertainty

Revenue recognition

Management makes judgements about the expected term of a customer contract when allocating integration revenues. This judgement takes account of the initial term of the contract and the possibility of renewal. In certain instances the contract may be cancelled by either party part way through the initial term. Unless an early termination is probable it is not taken into account in allocating integration revenues. In addition, management makes estimates about the gross revenue that will be earned over the term of the contract in order that any payments to obtain access to provide services are allocated in proportion to gross revenues over the expected term of the contract.

In the early stages of a contract where the ultimate net revenues from estimated future message volumes that will be earned under a contract are such that management do not yet consider it reasonably assured that the net revenue under the contract (i.e. taking account of customer incentives) will be greater than nil, the Company defers all net revenue until such time that a different allocation can be made. Where an intangible asset has been recorded in respect of obtaining access to provide services the asset is amortised against revenue such that net revenues recognized are nil.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
3.	Critical accounting judgements and key sources of estimation uncertainty (continued)

Calculation of share based payments charge

The calculation of the share based payments charge requires the use of a statistical model to calculate the fair value of the share options. The model used to value the options in both the current and the prior year is the Black-Scholes model. The fair value is then spread over the vesting period of the option, in accordance with the accounting policy set out in note 2.

The Black-Scholes model requires a number of inputs, as set out in note 23. The values of these inputs are fixed at the date the option is granted, and not subsequently adjusted. The input which has the greatest impact on the valuation of the share options is the estimated market value of the shares in SpinVox Limited at the date of grant. As shares in SpinVox Limited are not publicly traded there is no readily available information surrounding the market value of the shares at any given point in time. Management have therefore considered all available information in estimating the fair value of the shares including the latest value at which SpinVox raised equity from unrelated third party investors. Through March 2008 management believes equity raised from investors provides the best indicator of value of the equity shares in SpinVox Limited at any point in time. It is management’s assessment that from the point at which SpinVox last raised equity from an investor in March 2008 through the end of the year, the market value of the shares declined significantly. This decline resulted from market and business specific events which occurred during that period. As a result, stock options granted in December 2008 and since then have been determined to have an insignificant value.

Capitalisation of development costs

Management reviews all the research and development projects, and if the project meets the criteria for capitalisation the directly attributable costs are capitalised from the date that the criteria are met.

Impairments

The Company has continued to incur operating losses and will continue to do so until revenues from new carriers or additional message volumes increase or the cost of providing the Company’s services can be reduced. The Board’s assessment of whether fixed assets are impaired depends on the assumptions in the business plan being realised and the discount rate applied, more details of which are set out in notes 12 and 13.

Amounts payable to tax authorities

The Company did not adequately capture all necessary information to administer PAYE properly and to identify expenses that were personal to the CEO. These inadequacies led to a number of failures to deduct and account for PAYE and National Insurance to HM Revenue & Customs, including taxation liabilities on benefits in kind for employees including the CEO, benefits and expenditure that could fall to be treated as personal for the CEO and incorrect application of taxation to bonuses for the CEO. The Company has made an estimate of the amount of additional payroll taxes due to relevant taxation authorities as a result of these and other exposures and arrears of filings together with the associated interest as a result of late payment and penalties for failure to comply with the relevant requirements. Whilst management believe that appropriate provision has been made, the actual amount settled could be greater or smaller than the amount provided in the financial statements. In particular, the level of penalties may vary depending upon the tax authority’s view of the Company’s degree of co-operation and the perceived severity of the deficiencies in the Company’s returns.

Recognition of deferred tax assets

Management makes a judgement about whether a deferred tax asset can be recognized in respect of tax losses based on whether it is more likely than not that they will be utilized.

Litigation

From time to time the Company is subject to actual or threatened litigation. Management make judgements about the probable outcome and makes provision or disclosures of contingent liabilities as required.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
4.	Going concern

SpinVox was acquired by Foxtrot Acquisition Limited which, as disclosed in note 29, is ultimately controlled by Nuance on 30 December 2009. Management has prepared the financial statements on a going concern basis as confirmation has been received from Nuance, as the ultimate parent company, that it will make available either directly, or by facilitating the provision of additional finance through a subsidiary, all necessary financial support to ensure that the Company and its subsidiaries can continue in operational existence for the foreseeable future and meet their obligations as they fall due, and in any case for a period not earlier than twelve months from the date of approval of these financial statements.

5.	Revenue

Revenue is stated net of associated customer costs as follows:

		Restated
		(see note 2)
	2008	2007
	£’000	£’000
Revenue before deduction of customer costs	5,390	1,038
Customer costs	(1,698)	—

	3,692	1,038

6.	Business and geographical segments

Business segments

The Company considers it has one primary business segment — this being the provision of Voice to Screen messaging conversion services using its patented voicemail conversion system.

Geographical segments

The Company is based in the United Kingdom. A geographical analysis is set out below

					Non-current asset
	Revenue		Segment assets		additions
	2008	2007	2008	2007	2008	2007
	£’000	£’000	£’000	£’000	£’000	£’000
Europe	1,521	364	11,435	9,768	5,061	4,899
Americas	1,295	83	313	365	60	73
Rest of World	876	591	—	—	—	—

	3,692	1,038	11,748	10,133	5,121	4,972

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
7.	Operating loss

Operating loss is stated after charging:

	2008	2007
	£’000	£’000
Amortisation of capitalised development costs	2,532	835
Research and development costs incurred and expensed in the year	10,368	7,324
Depreciation of property, plant and equipment	2,602	931
Amortisation of patents	264	89
Amortisation of computer software	412	191
Staff costs (see note 8), including share based payments expense	22,603	21,105
Provision for payroll taxes	5,000	—

The analysis of auditors’ remuneration is as follows:

	2008	2007
	£’000	£’000
Fees payable to the Company’s auditors for the audit of the Company’s annual accounts	529	30

Total audit fees	529	30

Other services
— Tax services	49	22
— IFRS conversion	—	15
— Other advisory	6	—

Total non—audit fees	55	37

8.	Staff costs

The average number of employees (including executive directors) was:

	2008	2007
Function	No.	No.
Directors	3	2
Service provision	151	67
Research and development	63	69
Sales and marketing	25	44
General administration	54	37

	296	219

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
8. Staff costs (continued)
     Their aggregate remuneration comprises:

	2008	2007
	£’000	£’000
Salaries and benefits	17,836	12,988
Social security costs	2,172	1,493
Share based payment expense (see note 23)	2,595	6,624

	22,603	21,105

9. Investment income

	2008	2007
	£’000	£’000
Interest on bank deposits	751	97

10. Finance costs

	2008	2007
	£’000	£’000
Interest on bank overdrafts and loans	(25)	(12)
Interest on PIK notes (see note 16)	(2,434)	(658)
Interest on obligations under finance leases	(186)	(120)

	(2,645)	(790)

11. Tax

	2008	2007
	£’000	£’000
Research and development tax rebate	1,791	518
Overseas tax	(250)	—

	1,541	518

Research and development tax credits are available in the UK to companies which are going concerns in the UK for qualifying expenditure. The research and development tax rebate for 2006 was agreed and recognised in the statement of operations in 2007. The amounts recognised in 2008 represent £880,000 claimed in respect of 2007, which was agreed in 2009 based on the submission of a draft claim reviewed by HMRC, and £950,000 claimed in respect of 2008 which has not yet been reviewed but is anticipated to be endorsed in early 2010. Additionally there was a £39,000 adjustment in respect of 2006.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
11. Tax (continued)
The credit for the year can be reconciled to the loss per the consolidated statement of operations as follows:

		Restated
	2008	2007
	£’000	£’000
Loss before tax from continuing operations	(65,155)	(37,852)

Tax at the UK corporation tax rate of 28.5%	(18,569)	(10,788)
Expenses not deductible for tax purposes	826	126
Unrecognised deferred tax asset	16,618	10,014
Losses surrendered for R&D tax purposes	742	455
Research and development loss relief	(1,408)	(325)
SpinVox Inc tax charge	250	—

Tax benefit for the year	(1,541)	(518)

A deferred tax asset estimated at £28,031,000 (2007: £19,000,000) has not been recognised. This un-recognised asset has been principally generated by the Company’s losses to date and the tax deduction which will be received on the exercise of share options. The asset has not been recognised due to the uncertainty regarding the anticipated future timing and amount of taxable profits.
12. Intangible assets

			Patents
	Computer	Development	and
	software	costs	trademarks	Total
	£000’s	£000’s	£000’s	£000’s
Cost
As of 1 January 2007	255	1,288	887	2,430
Additions	431	2,452	—	2,883

As of 1 January 2008	686	3,740	887	5,313
Additions	272	1,677	247	2,196

As of 31 December 2008	958	5,417	1,134	7,509

Amortisation
As of l January 2007	21	176	311	508
Charge for the year	191	835	89	1,115

As of 1 January 2008	212	1,011	400	1,623
Charge for the year	412	2,532	264	3,208

As of 31 December 2008	624	3,543	664	4,831

Carrying amount
As of 31 December 2008	334	1,874	470	2,678

As of 31 December 2007	474	2,729	487	3,690

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
12. Intangible assets (continued)
The amortisation period for the costs incurred on the Company’s Voice Mail Conversion System development used in 2007 is three years. However, during the period management reviewed the life of projects and concluded that the useful life should be reduced to two years, reflecting the incremental nature of development work. The impact of this change is an increase in amortization in 2008 of £965,000.
13. Property, plant and equipment

Office
fixtures
and
computer
equipment
£’000
Cost
As of 1 January 2007	1,158
Additions	2,089

As of 1 January 2008	3,247
Additions	2,925
Foreign exchange translation	(2)

As of 31 December 2008	6,170

Accumulated depreciation
As of 1 January 2007	289
Charge for the year	931

As of 1 January 2008	1,220
Charge for the year	2,602
Foreign exchange translation	(4)

As of 31 December 2008	3,818

Carrying amount
As of 31 December 2008	2,352

As of 31 December 2007	2,027

The carrying amount of the Company’s fixtures and equipment includes an amount of £1,193,638 (2007: £1,225,000) in respect of assets held under finance leases and depreciation for the year on these assets was £1,014,230. The finance leases are secured on the assets to which they relate.
Additions to fixtures and equipment during the year amounting to £1,017,000 (2007: £1,160,000) were financed by new finance leases.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
14. Subsidiaries
SpinVox Limited has an investment in the following subsidiary undertaking:

Subsidiary undertaking	Country of incorporation	Principal activity	Holding
SpinVox Inc	United States of America	Sales and Marketing Activities	100%
15. Other financial assets
Trade and other receivables

	2008	2007
	£’000	£’000
Amounts receivable for the sale of goods and services	2,288	471
Allowance for doubtful debts	(271)	(15)

Trade receivables	2,017	456
VAT recoverable	207	703
Research and development tax credits recoverable	1,822	519
Other debtors	38	99
Prepayments	1,062	395
Accrued income	230	411

	5,376	2,583

The average credit period taken on sale of goods and services is 78 days (2007: 66 days). Trade receivables are provided for on a specific basis based on management’s estimate of the recoverability of the amounts outstanding.
Aging of overdue and impaired receivables:

	Overdue but not impaired		Impaired
	2008	2007	2008	2007
	£’000	£’000	£’000	£’000
60-90 days	29	257	—	15
> 90 days	233	—	271	—

	262	257	271	15

All overdue but not impaired debt has been recovered subsequent to the year end.
The Company’s customers are major telecommunications companies, which, in the opinion of the directors, do not present a significant credit risk. The top 5 customers account for around 50% (2007: 92%) of the value of trade receivables at year end.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
15. Other financial assets (continued)
Movement in the allowance for doubtful debts:

	2008	2007
	£’000	£’000
Balance at the beginning of the period	(15)	(20)
Charge in the year	(256)	(15)
Amounts previously provided written off as uncollectible	—	20

	(271)	(15)

Management considers that the carrying amount of trade and other receivables approximates their fair value.
Cash and cash equivalents

	2008	2007
	£’000	£’000
Cash and cash equivalents	1,070	1,683

The carrying amount of these assets approximates their fair value.
16. Borrowings

	2008	2007
	£’000	£’000
Finance lease obligations (see note 17)	(1,391)	(1,214)
Other loans	(280)	(254)
PIK Loan Notes	(15,244)	(15,059)

	(16,915)	(16,527)

Less: Amount due for settlement within 12 months (shown under current liabilities)	16,288	610

Amount due for settlement after 12 months	(627)	(15,917)

All borrowings are denominated in pounds sterling. Other loans relates to loans entered into to finance the purchase of a number of software licences. One loan of £491,858 entered into in 2007 is repayable over a three year period commencing during August 2007 and carries an interest rate of 9.7%. An additional loan of £252,997 was entered into in 2008 to finance the purchase of further software licences. This loan is repayable over a three year period commencing during November 2008 and carries an interest rate of 21.04%.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
16. Borrowings (continued)
The PIK Loan Notes, which had a principal value of £16,000,000 upon issuance, were issued to Tisbury Master Fund Limited, a related party (see note 28), on 6 July 2007 and fall due for repayment in July 2010. This transaction also included the issuance of 214,334 ordinary shares at £14.49 per share, and the issuance of 21,714 warrants to purchase ordinary shares at £1 per warrant. Of the total consideration received on issue of the above instruments of £19,105,700, £14,401,000 was allocated to the PIK Loan Notes. In March 2008 the Company repaid £2,250,000 under the PIK Loan Notes.
In addition to subscribing to the PIK Loan Notes, in 2008, under the terms of the A Subscription and Shareholders Agreement (the ‘A Investors Agreement’), 69,827 Ordinary Shares registered in the name of Tisbury Master Fund Limited were re-designated as 54,443 A Ordinary Shares and 15,384 Deferred Shares, which were subsequently purchased by the ‘A Investors’.
The PIK Loan Notes are secured by a fixed and floating charge over the assets of SpinVox Limited. The notes carry a fixed rate of interest of 12% settled quarterly by the issue of new notes.
The PIK Loan Notes contain financial covenants which were breached at 31 December 2008 and therefore are shown as a current liability. As a result of continued operating losses in 2009 the PIK Loan Notes, together with other borrowings raised in the course of 2009 remain on demand at the date of approval of these financial statements.
17. Obligations under finance leases

	Minimum lease		Present value of lease
	payments		payments
	2008	2007	2008	2007
	£’000	£’000	£’000	£’000
Amounts payable under finance leases:
Within one year	959	683	841	557
Within one to two years inclusive	474	590	438	533
Within two to five years inclusive	115	130	112	124

	1,548	1,403	1,391	1,214

Less: future finance charges	(157)	(189)

Present value of lease obligations	1,391	1,214
Less: Amount due for settlement within 12 months (shown under current liabilities)	(841)	(557)

Amount due for settlement after 12 months	550	657

The average lease term is 3 years. For the year ended 31 December 2008 the average effective borrowing rate was 11.3% (2007: 13%). Interest rates are fixed at the contract date. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.
All lease obligations are denominated in sterling. The fair value of the Company’s lease obligations approximates their carrying amount. The Company’s obligations under finance leases are secured by the lessors’ rights over the leased assets.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
18. Other financial liabilities
Trade and other payables

	2008	2007
	£’000	£’000
Trade creditors	4,667	2,588
Other taxation and social security	6,769	1,448
Corporation tax	250	—
Other creditors	—	132
Accruals	6,565	2,593
Deferred revenue	1,080	1,398

	19,331	8,159

Trade creditors and accruals principally comprise amounts outstanding for trade purchases and other operating costs. The average credit period taken on purchase of goods and services is 39 days (2007: 42 days). Management considers that the carrying amount of trade payables approximates their fair value.
19. Share capital

	2008	2007
	£’000	£’000
Authorised
7,784,712 (2007:10,000,000) Ordinary shares of £1 nominal value	7,785	10,000
2,199,904 (2007 : nil) A Ordinary shares of £1 nominal value	2,200	—
15,384 Deferred shares	15	—

	10,000	10,000

	2008	2007
	£’000	£’000
Called up, allotted and fully paid
3,302,000 (2007 3,359,000) Ordinary shares of £1 nominal value	3,302	3,359
1,356,000 (2007 nil) A Ordinary shares of £1 nominal value	1,356	—
15,384 Deferred shares	15	—

	4,673	3,359

During the year two new classes of shares — A Ordinary shares and Deferred shares were created. The A Ordinary shares have a liquidity preference so that in event of a trade sale or flotation they will be entitled to receive distributions to the value of their original investment, before any funds are distributed to Ordinary shareholders. The Deferred shareholders are entitled only to the repayment of the amounts paid up after payment of £1,000,000 in respect of each Ordinary share and are not otherwise entitled to receive or participate in any way in any profit or assets.

Pursuant to the Articles of the Company deferred shares have no voting rights attached to their allocation. A Ordinary shares have equal voting rights to those attached to Ordinary Shares; however, A Shareholder Consent is required for certain Reserved Matters detailed in the company’s articles. Such matters broadly include decisions with substantial ramifications on the future structure of the Company, particularly

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
19.	Share capital (continued)

transactions with regards to the Share Capital or current shareholders, litigation in excess of £3,000,000 and the appointment of senior executive officers. The Company may declare dividends by Ordinary Resolution if justified by the profits of the Company. Deferred shares are not entitled to participate in the profits of the Company.

During the year a total of 158,203 £1 Ordinary shares (2007: 507,000) were issued for a total consideration of £6,035,106. 215,288 £1 Ordinary shares were converted into 199,904 £1 A Ordinary shares and 15,384 £1 Ordinary shares into Deferred shares. In total 1,355,404 £1 A Ordinary shares were issued and across all classes of shares a total gross cash consideration of £51,144,000 (2007: £11,006,000) was received in order to fund the ongoing operations and development of the business and the deployment of carrier contracts. The direct costs of issuing these shares was £2,631,000 (2007: £101,000) which has been set against the share premium arising on the issue of the relevant shares.

20.	Equity reserves

In 2007 a separate equity reserve was presented, representing the credit to equity for the share based payment expense recognised in the statement of operations. Management has concluded that the credit to equity would be better presented within accumulated deficit, where the statement of operations charge is also reflected.

Accordingly, reserves have been restated to show the equity reserve as at 1 January 2007, 1 January 2008 and 31 December 2008 of £1,918,000 £10,589,000 and £7,994,000 respectively set against accumulated deficit. In addition, as described in note 2, the Company has changed its revenue recognition accounting policy, resulting in an increase in 2007 loss of £1,019,000.

The warrant reserve represents the fair value to the Company of warrants issued to investors in the Company. The additions to the share premium account are stated net of share issue costs in 2008 of £2,631,000 (2007: £101,000).

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
21.	Notes to the consolidated cash flow statements

		2007
	2008	Restated
	£’000	£’000
Loss before tax	(65,155)	(37,852)

Adjustments for:
Investment income	(751)	(97)
Finance costs	2,645	790
Depreciation of property, plant and equipment	2,602	931
Amortisation of intangible assets	3,208	1,115
Share-based payment expense	2,595	6,624

Operating cash flows before movements in working capital	(54,856)	(28,489)
Increase in receivables	(1,259)	(981)
Increase in payables	10,987	5,174

Cash absorbed by operating activities	(45,128)	(24,296)

22.	Operating lease arrangements

The Company as lessee

	2008	2007
	£’000	£’000
Minimum lease payments under operating leases recognised as an expense in the year	448	468

At the balance sheet date, the Company had outstanding total commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

	2008	2007
	£’000	£’000
Within one year	531	346
In the second to fifth years inclusive	1,867	376

	2,398	722

Operating lease payments represent rentals payable by the Company for certain of its office properties and company cars. Property leases are negotiated for an average term of 3 years. Car leases have an average term of 2 years.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
23. Share based payments
The company operates a number of equity settled share option schemes for members of senior management. These are set out below:
EMI scheme
The main scheme is an EMI scheme. The share options are exercisable three years from the date of grant or upon a change of control of the Company. The options lapse seven years after the date of grant. Details of the share options outstanding during the year are as follows:

	2008		2007
		Weighted		Weighted
	Number of	average	Number of	average
	share	exercise	share	exercise
	options	price	options	price
	’000	£	’000	£
Outstanding at beginning of period	333	3.58	339	2.49
Granted during the period	5	2.00	68	6.00
Forfeited during the period	(87)	7.87	(2)	1.95
Exercised during the period	(13)	1.12	(72)	1.00

Outstanding at the end of the period	238	2.14	333	3.58
Exercisable at the end of the period	—	—	—	—

The weighted average share price at the date of exercise for share options exercised during the year was £34. The options outstanding at 31 December 2008 had a weighted average exercise price of £2.14 (2007: £3.58), and a weighted average remaining contractual life of 4.6 years (2007: 5.6 years). The aggregate of the estimated fair values of the options granted during the year is £6,144,000 (2007: £1,983,000).
Other share schemes
A number of other share schemes have been created to enable the grant of options to overseas employees and advisors.
These share schemes are as follows:
SAYE Save as You Earn Scheme. This is a UK registered scheme whereby participating employees have an amount deducted from their payroll on a monthly basis. At vesting point the amount deposited by the employee is converted to shares at the agreed strike price.
World SAYE. Operates in the same way as the above and is for eligible non-UK employees. Note that as this is for non-UK employees it is not UK registered.
ISO (Incentive stock options). These are a type of US employee stock option that can be granted only to employees and confer a U.S. tax benefit. ISOs are also sometimes referred to as incentive share options or Qualified Stock Options.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
23. Share based payments (continued)
Unapproved Options Scheme. These schemes are not UK registered and therefore gains arising are treated differently to registered schemes
The share options are exercisable three years from the date of grant or upon a change of control of the Company if earlier. The options lapse seven years after the date of grant. Details of the share options outstanding during the year are as follows:

	2008		2007
		Weighted		Weighted
	Number of	average	Number of	average
	share	exercise	share	exercise
	options	price	options	price
	’000	£	’000	£
Outstanding at beginning of period	574	7.52	180	6.43
Granted during the period	485	8.26	411	7.99
Forfeited during the period	(28)	9.58	—	—
Exercised during the period	—	—	—	—

Outstanding at the end of the period	1,031	7.25	591	7.52
Exercisable at the end of the period	7	5.4	63	13.27

The options outstanding at 31 December 2008 had a weighted average exercise price of £7.25 (2007: £7.52) and a weighted average remaining contractual life of 5.6 years (2007: 6.0 years). The aggregate of the estimated fair values of the options granted during the year is £6,044,000 (2007: £8,228,000).
Valuation model
The inputs into the Black-Scholes option pricing model are as follows:

	2008	2007
Weighted average share price	27.00	27.00
Weighted average exercise price	6.29	6.60
Expected volatility	60%	60%
Risk-free rate	2.1% to 5.6%	5.6%
Expected dividends	0%	0%

Expected volatility was calculated with reference to listed companies operating in a similar sector. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioural considerations. The Company recognised total expenses of £2,248,000 (2007: £6,624,000) related to equity-settled share-based payment transactions.
24. Retirement benefits schemes
The Company operates a stakeholder pension scheme for all UK based employees. The Company does not contribute to this scheme.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
25. Financial risk management
Risk management policies
The Company’s central treasury function is responsible for procuring capital resources and managing liquidity, foreign exchange and interest rate exposures. All treasury operations are conducted within policies that are approved by the Board. The Company does not utilize derivative instruments to mitigate these risks. All borrowings are denominated in pound sterling. The proportion of investments in foreign operations effectively funded by shareholders’ equity is not hedged. The net income of foreign operations is also not hedged. Management monitors closely the credit quality of the institutions with which it holds deposits.
Financial assets and liabilities
Financial assets and liabilities analysed by the categories defined in IAS 39 were as follows:

	Carrying	Fair
	Value	Value
As at 31 December 2008	£000’s	£000’s
Financial assets
Trade and other receivables	5,648	5,648
Cash and cash equivalents	1,070	1,070

	6,718	6,718
Financial liabilities
Trade and other payables	(19,331)	(19,331)
Borrowings
— Current	(15,447)	(13,121)
— Non-current	(77)	(61)
Obligations under finance leases	(1,391)	(1,391)

	(36,246)	(33,904)

	(29,528)	(27,186)

	Carrying	Fair
	Value	Value
As at 31 December 2007	£000’s	£000’s
Financial assets
Trade and other receivables	2,733	2,733
Cash and cash equivalents	1,683	1,683

	4,416	4,416
Financial liabilities
Trade and other payables	(8,159)	(8,159)
Borrowings
- Current	(53)	(179)
- Non-current	(15,260)	(14,201)
Obligations under finance leases	(1,214)	(1,214)

	(24,686)	(23,753)

	(20,270)	(19,337)

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
25. Financial risk management (continued)
Financial assets and liabilities (continued)
Cash and cash equivalents have floating interest rates. Accordingly, the carrying amount is considered to approximate fair value.
The Company’s borrowings have a fixed rate of interest. As such, their carrying value does not necessarily approximate fair value. Management determined the fair value of the borrowings as at 31 December 2008 based on a discounted cash flow model with a discount rate of 22% (2007: 18%).
Finance lease obligations attract fixed interest rates that are implicit in the lease rentals and their fair value has been assessed by reference to prevailing market interest rates.
Credit risk
Credit risk is the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. Management considers its maximum exposure to credit risk to be as follows:

	As of	As of
	31 December	31 December
	2008	2007
	£000’s	£000’s
Trade and other receivables	5,648	2,733
Cash and cash equivalents	1,070	1,683

	6,718	4,416

The Company’s customers consist of major telecommunications companies. As such, management does not believe these customers present significant credit risk. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral to secure accounts receivable.
Liquidity risk
Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities.
The Company’s liquidity is affected by many factors some of which relate specifically to the operations of the business and others relate to the uncertainties of global economies, including the availability of credit, and the condition of the overall telecommunications industry. The Company has historically underestimated the contract signature and deployment revenue cycle which has significantly impacted cash flow. The investors have financed the shortfall and a more prudent forecasting discipline now underpins liquidity management.
As of 31 December 2008, the Company had a cash balance of £1,070,000 and PIK loan notes due 30 July 2010 with a nominal value of £15,244,000. The Company has continued to experience significant cash outflows from operations throughout 2009 and has financed these outflows with issuance of additional loan notes. These additional loan notes mature on 20 December 2009 and 31 March 2010 and have a nominal value of £55,000,000 and $16,875,000, respectively. If the Company has difficulty raising new capital or refinancing these obligations prior to maturity, there is substantial risk that the Company will be able to meet these obligations as they come due. However, as further described in Note 26, the outstanding notes were either redeemed or extinguished in connection with the acquisition of the Company by Foxtrot Acquisition Limited.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
25. Financial Risk Management (continued)
Liquidity risk (continued)
Contractual cash flows related to the Company’s financial liabilities are as follows:

		Between	Between
	Within	1 and 2	2 and 3
	1 year	years	years	Total
As of 31 December 2008	£000’s	£000’s	£000’s	£000’s
Borrowings
— Principal	(203)	(12,826)	—	(13,029)
— Interest payments	(33)	(5,481)	—	(5,514)
Obligations under finance leases	(959)	(474)	(115)	(1,548)
Trade and other payables	(18,001)	—	—	(18,001)

Cash flows on financial liabilities	(19,196)	(18,781)	(115)	(38,092)

		Between	Between
	Within	1 and 2	2 and 3
	1 year	years	years	Total
As of 31 December 2007	£000’s	£000’s	£000’s	£000’s
Borrowings
— Principal	(181)	(73)	(16,000)	(16,254)
— Interest payments	(17)	(1)	(6,435)	(6,453)
Obligations under finance leases	(683)	(590)	(130)	(1,403)
Trade and other payables	(6,761)	—	—	(6,761)

Cash flows on financial liabilities	(7,642)	(664)	(22,565)	(30,871)

Information on the Company’s exposure to liquidity risk analysed by currency is presented as follows:

		Between	Between
	Within	1 and 2	2 and 3
	1 year	years	years	Total
As of 31 December 2008	£000’s	£000’s	£000’s	£000’s
Cash flows on financial liabilities
— Sterling	(17,377)	(18,781)	(115)	(36,273)
— Euro	(235)	—		(235)
— US Dollar	(2,412)	—		(2,412)
— Other	(502)	—		(502)

	(20,526)	(18,781)	(115)	(39,422)

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
25. Financial risk management (continued)
Liquidity risk (continued)

		Between	Between
	Within	1 and 2	2 and 3
	1 year	years	years	Total
As of 31 December 2007	£000’s	£000’s	£000’s	£000’s
Cash flows on financial liabilities
— Sterling	(7,589)	(664)	(22,565)	(30,818)
— Euro	(520)	—	—	(520)
— US Dollar	(711)	—	—	(711)
— Other	(220)	—	—	(220)

	(9,040)	(664)	(22,565)	(32,269)

Interest rate risk
Interest rate risk is the risk that the fair value of or future cash flows associated with a financial instrument will fluctuate as a result of market interest rates. The interest rate profile of the Company’s financial assets and liabilities is as follows:

	As of 31 December 2008				As of 31 December 2007
	Interest-bearing				Interest-bearing
	Floating	Fixed	Non-		Floating	Fixed	Non-
	rate	rate	interest bearing	Total	rate	rate	interest bearing	Total
Financial assets
Trade and other receivables	—	—	5,648	5,648	—	—	2,733	2,733
Cash and cash equivalents	1,070	—	—	1,070	1,683	—	—	1,683

	1,070	—	5,648	6,718	1,683	—	2,733	4,416
Financial liabilities
Trade and other payables	—	—	(19,331)	(19,331)			(8,159)	(8,159)
Borrowings	—	(15,524)	—	(15,524)	—	(15,313)	—	(15,313)
Obligations under finance leases	—	(1,391)	—	(1,391)	—	(1,214)	—	(1,214)

	—	(16,915)	(19,331)	(36,246)	—	(16,527)	(8,159)	(24,686)

	1,070	(16,915)	(13,683)	(29,528)	1,683	(16,527)	(5,426)	(20,270)

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
26. Events after the balance sheet date
Sale of the Company
On 30 December 2009, Nuance Communications, Inc. (Nuance) completed, through a newly formed subsidiary company, Foxtrot Acquisition Limited (the Purchaser), a company incorporated in the Cayman Islands, the acquisition of the entire issued (and to be issued) share capital of SpinVox Limited (SpinVox) for nominal consideration.
Immediately prior to that acquisition, SpinVox’s convertible loan notes were converted into A shares (in accordance with their terms), and acquired as part of that transaction. At the same time, the Purchaser was substituted, in place of SpinVox, as the issuer of SpinVox’s mezzanine loan notes. These mezzanine loan notes were cancelled, in accordance with their terms, in exchange for the issue of B ordinary shares in the Purchaser which were subsequently acquired by Nuance, for a consideration of cash and ordinary stock in Nuance.
As part of the agreed sale to Nuance, SpinVox’s senior PIK notes will be redeemed in full in cash (at par plus accrued interest) in accordance with their terms.
Financing Transactions in 2009
Between 26 February 2009 and 30 March 2009, the Company issued 16,875,000 redeemable convertible loan notes due 31 March 2010 (“CLN”) with a nominal value of £1 each at a discounted price of £0.74074 each. Total gross consideration received in cash was £11,500,000 and the extinguishment of PIK Loan Notes with a nominal value of £1,000,000. The PIK Loan Notes were exchanged for 1,350,000 CLN. The CLN may be redeemed by the Company at any time prior to maturity. If redeemed within six months of issuance, the repayment amount is 92.6% of the nominal value. If redeemed on or after the six month anniversary of the issuance date, the repayment amount is the nominal value. The CLN holders may elect prepayment of the nominal value upon events of default or the liquidation, dissolution or winding up of the Company.
The CLN holders may convert the CLN into A Ordinary Shares (“A Shares”) at maturity, upon notice of a qualified financing or upon a change in control. The conversion price is the lower of either: a 30% discount to the most recent bona fide and arm’s length subscription price paid per A Share by any subscriber subsequent to the March 2008 issuance; £28.92 per share; or in the event of an asset sale, share sale or initial public offering, a 30% discount to the price achieved upon such event. The conversion feature, which is required to be accounted for as a separate equity instrument was determined to have an insignificant value upon issuance.
As of 30 September 2009, had the conditions for conversion been met, a conversion would have resulted in the issuance of 583,500 A Shares. If the Company defaults on any amounts due under the CLN, the Company shall pay interest at 30 percent per annum, accrued daily and compounded against the nominal amount.
In connection with the issuance of the CLN, the Company entered into a warrant agreement to issue up to 86,714 detachable, contingently exercisable warrants for A Shares. The Warrants, which must be physically settled, expire 30 July 2010 and have a strike price of £1. The warrants vest upon a change in control, event of default or on the maturity date. As of 30 September 2009, 46,714 of these warrants were issued and a further 40,000 could be issued to cure a default in the event the Company did not meet minimum EBITDA targets in the third and fourth quarter of 2009. The warrants are classified as equity investments and they were valued upon issuance using a Black-Scholes model and to have a de minimus value.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
26. Events after the balance sheet date (continued)
Secured Loan Notes (mezzanine loan notes)
In July 2009, the Company issued 30,000,000 secured loan notes (“July SLN”) due 20 December 2009 with a nominal value of £1 each and a discounted price of £0.50 each. Total cash consideration received was £15,000,000. The Company is required to repay the SLN prior to maturity upon an event of default or a change in control. The Company may redeem the SLN at anytime at the aggregate nominal amount outstanding. In the event of liquidation, the SLN ranks behind the PIK Loan Notes but senior to the CLN and all other unsecured debt and equity. If the Company defaults on any amounts due under the SLN, the Company shall pay interest at 20 percent per annum, accrued daily and compounded annually against the nominal amount.
In connection with the July SLN fundraising, the Company issued 3,886,709 warrants for Ordinary Shares and 1,131,025 warrants for A Shares to the investors in the SLN. The warrants, which may be either physically or net-share settled, were immediately vested upon issuance, expire on 30 July 2014 and have a strike price of £1. Under net-share settlement, the holders receive an aggregate total of 1,943,354 Ordinary Shares and 565,512 A Shares. The warrants, which were determined to be liability classified, were valued using a Black-Scholes model and deemed to have a de minimus value upon issuance and as of 30 September 2009.
On 30 July 2009, the Company entered into an agreement with the holders of the (i) Redeemable Convertible Loan Notes; (ii) Secured Loan Notes; (iii) PIK Loan Notes; and, (iv) Tisbury Master Fund Limited as Senior Security Trustee and as Mezzanine Security Trustee, (the “Intercreditor Deed”). The Intercreditor Deed outlined the manner in which any claims against the Company would be regulated as well the priorities, ranking and security of the note holders. This agreement replaced the loan note subordination deed dated 26 February 2009 between the Company, the PIK Loan Note holders and the Redeemable Convertible Loan Note holders.
The Intercreditor Deed includes a provision which prevents the lenders from pursuing any enforcement actions including accelerating amounts due upon an event of default (The “Standstill Agreement”). The Standstill Agreement is effective from 30 July 2009 through 10 November 2009 (the “Standstill Agreement”). Upon an event of default under the PIK Loan Notes, the PIK Loan Note holders may terminate the Standstill Agreement.
Prior to the completion of the July SLN fundraising, a subset of the CLN holders who did not participate in the SLN fundraising (the Option Lenders) required certain amendments to the July SLN in order to consent to the issuance of the July SLN. These amendments could not be finalized prior to the completion of the July SLN. In August 2009, the SLN Fundraising documents were amended and the Option Lenders received 341,245 warrants for Ordinary Shares and 90,521 warrants for A Shares. In addition, the Company agreed to pay the Option Lenders £1,316,972 upon redemption of the SLN as if they were SLN holders. This amount has been recorded as a liability as of 30 September 2009. The warrants, which may be either physically or net-share settled, were immediately vested upon issuance, expire 30 July 2014 and have a strike price of £1. Under net-share settlement, the holders shall receive an aggregate total of 170,622 Ordinary Shares and 45,260 A Shares. The warrants, which were determined to be liability classified, were valued using a Black-Scholes model and determined to have a de minimus value upon issuance and as of 30 September 2009.
In September 2009, the Company issued an additional 25,000,000 SLN (“September SLN”) due 20 December 2009 with a nominal value of £1 each and a discounted price of £0.50. Total cash consideration received was £12,500,000. The September SLN was issued with the same terms as the July SLN.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
26.	Events after the balance sheet date (continued)

Secured Loan Notes (continued)

In connection with the September SLN, the Company issued 3,238,929 warrants over Ordinary Shares and 859,187 warrants over A Shares to the investors in the SLN. The warrants, which may be either physically or net-share settled, were immediately vested upon issuance, expire 30 July 2014 and have a strike price of £1. Under net-share settlement, the holders shall receive an aggregate total of 1,619,464 Ordinary Shares and 429,593 A Shares. The warrants, which were determined to be liability classified, were valued using a Black-Scholes model and deemed to have a de minimus value upon issuance and as of 30 September 2009.

Subsequent to 30 September 2009, pursuant to the Intercreditor deed, the Company failed to comply with certain covenants in its loan agreements. Management determined that this failure constituted an Event of Default, as defined under the notes. As of the date of this report, management had not been notified by any of the note holders of their intention to accelerate repayment under the outstanding notes.

In October 2009, 3,901,192 and 1,084,869 warrants over the Ordinary and A ordinary shares were exercised respectively by the holders in a cashless exercise.

On 3 December 2009, the Company amended the PIK Loan Notes to increase the borrowings available under the notes by £13,000,000.

Allegations against the Company

In June 2009 a number of shareholders, advisers and suppliers to SpinVox received details of a number of serious allegations against the Company, and certain directors, regarding inter alia its remuneration practice, financial control, business performance, financial stability and accounting practices. The Board engaged the Company’s lawyers Jones Day and auditors Deloitte LLP to perform an investigation into the allegations. The Board has considered the results of the investigation and has taken a number of actions to address the matters raised, including:
•	The formation of Audit and Remuneration committees whose membership comprises the non-executive directors;

•	The recruitment of a new Chief Financial Officer replacing the incumbent;

•	The settlement of certain outstanding remuneration and other financial matters with the CEO (Ms. Domecq) (see note 28);

•	A finance department reorganization and the implementation of new policies and procedures.
27.	Contingent liabilities

As a Company operating in the technology sector, the Company is exposed to patent or other claims in the normal course of business and makes provision for the estimated costs to defend such claims.

28.	Related party transactions

In 2007, the Company paid the legal fees of £3,997 of Ojala Limited (a company owned by a trust of which Ms. Domecq is a discretionary beneficiary) in respect of its purchase and sale of shares in the Company. In 2008, the Company paid a fee of £96,032 to Ojala Limited in respect of a further purchase and sale of shares in the Company. These and other matters (including profits on share transactions and matters pertaining to Ms. Domecq’s remuneration) were addressed in the settlement with Ms. Domecq that was concluded in 2009. Subsequent to the year end, Ojala Limited signed a rental agreement with SpinVox Limited, in relation to a property used by Christina Domecq and an amount of £38,400 was paid by the Company in April 2009 for the 6-month period from February 2009 to July 2009.

During the year Celtic Communications Limited (“Celtic”), a related party, where Ms. Domecq and Daniel Doulton were former directors, was contracted to supply translation services to SpinVox. During the year Celtic provided services worth £74,000 (2007: £79,000) to the Company. The outstanding balance owed by SpinVox to Celtic at year-end was £nil (2007: £nil).

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
28.	Related party transactions (continued)

Goldman Sachs was an observer and a related party with fees of £2m in 2008 for the A Ordinary round and resigned their mandate in 2009. Goldman Sachs is a related party, via its fund ELQ Investors Limited, which during 2008 held 362,983 A Ordinary Shares and 149,025 Ordinary Shares.

John Botts is a director of Tisbury which is an investor in the PIK Loan Notes and other securities issued by SpinVox. In addition, Mr. Botts has a pension fund that has an interest in Tisbury and the General Partner of the management company of the Tisbury fund is related to Mr. Botts. However, he has no involvement with the management company where all the investment and transaction decisions relating to the fund are made. This fund invested in all £16,000,000 PIK Loan Notes (as set out in note 16 of the accounts) and invested £3,105,000 in equity during the year. The interest charged is set out in note 16 and the total accrued interest on the PIK Loan Notes, all of which is due to Tisbury, is set out in note 10.

John Botts is also a senior advisor to Allen & Co LLC (“Allen”) who were an investor and an advisor to SpinVox Limited. Allen charged SpinVox Limited advisory fees of £41,000 (2007: £122,000). A balance of £Nil (2007: £31,000) was owed by SpinVox Limited to Allen at the year end. Allen resigned the mandate in August 2009 and waived the £41,000 owed in respect of remaining sums due under its retainer and reimbursable expenses, together with any rights it held under Warrants to purchase 15,000 ordinary shares.

Subsequent to the year end, John Small and Jeff Kushner, each of the foregoing directors, were interested in the Convertible Loan Note (issued in February 2009). In addition, John Botts, John Small and Jeff Kushner were interested in the Secured Loan Notes (issued in July 2009 as amended) and the extension to the Secured Loan notes (September 2009).

Remuneration of key management personnel

The Company’s expenses system did not permit the full capture of expenses which might fall to be treated as personal expenditure paid for by the Company or as taxable benefits. As a result management has made estimates, which they believe to be reasonable, for the purposes of the disclosures set out below in respect of 2008 and 2007.

The remuneration of the directors, being the key management personnel of the Company, is set out below in aggregate for each of the categories specified in IAS 24 “Related Party Transactions”.

		Restated
	2008	2007
	£’000	£’000
Executive directors — short term benefits	1,350	1,021
— share based payment	1,949	3,031
Non-executive Chairman — short term benefits	60	60

	3,359	4,112

The 2007 comparatives have been restated to include share based payments and to increase short term benefits to executive directors by £80,000.

SpinVox Limited
Notes to the consolidated financial statements
Years ended 31 December 2008 and 31 December 2007
28.	Related party transactions (continued)

Balances with Directors

The remuneration of Ms. Domecq, one of the executive directors, was paid during 2008 and previously in the form of a base monthly salary together with a combination of guaranteed and target-related bonuses. Ms. Domecq’s base salary was paid monthly in the usual course of events. However bonuses were satisfied partly by the Company meeting the cost of various personal expenses of Ms. Domecq. Employment taxes withholding (PAYE) was not deducted on bonuses declared. The effect of these matters was to create a current account between the Company and Ms. Domecq.

Following extensive review, the Company’s estimates of the movement on this account result in the following disclosures: At the end of 2008, the net balance on this account was an amount of £126,000 being owed to the Company. The estimated highest balance on the account during 2008 was £126,000 owed to the Company. At various times, it is also estimated that the Company owed amounts to Ms. Domecq. The highest balance owed to Ms. Domecq was £72,000. It is estimated that at no point during 2007 was the Company owed money by Ms. Domecq. The highest estimated amount owed to Ms. Domecq during 2007 was £90,000 and the lowest, also the balance at 31 December 2007, was £3,000.

During 2009, a settlement was reached with Ms. Domecq settling certain remuneration and other financial matters under which Ms. Domecq agreed to reimburse the Company £125,000 and revise certain of her employment terms.

29.	Ultimate controlling party

At the date of issuance of these financial statements, the Company’s ultimate controlling party is Nuance Communications Inc.